MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                    AS OF JUNE 30, 1997 AND DECEMBER 31, 1996

                AND FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------


                                                                   PAGE
                                                                   ----
Consolidated Balance Sheets -
    June 30, 1997 (Unaudited) and December 31, 1996 (Audited)        3

Consolidated Statements of Income -
    Three months and six months ended June 30, 1997
      and 1996 (Unaudited)                                           4

Consolidated Statement of Changes in Shareholder's Equity -
    Six months ended June 30, 1997 (Unaudited)                       5

Consolidated  Statements  of Cash Flows -
    Six months  ended June 30, 1997 and 1996(Unaudited)              6

Notes to Consolidated Financial Statements (Unaudited)               7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                    June 30, 1997    December 31, 1996
                                                                    -------------    -----------------
                                                                     (Unaudited)         (Audited)
                    ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $4,195,557 and $4,001,562)         $4,342,607           $4,149,700
   Short-term investments, at amortized cost
      (which approximates fair value)                                     168,148              169,889
   Other investments                                                       15,374               14,851
                                                                     ------------         ------------
        TOTAL INVESTMENTS                                               4,526,129            4,334,440
Cash and cash equivalents                                                  15,265                3,288
Securities purchased under agreements to resell                           159,520              108,900
Accrued investment income                                                  70,084               65,194
Deferred acquisition costs                                                151,750              147,750
Prepaid reinsurance premiums                                              224,394              216,846
Goodwill (less accumulated amortization
   of $44,707 and $42,262)                                                 98,273              100,718
Property and equipment, at cost (less accumulated
   depreciation of $16,177 and $14,782)                                    51,052               47,176
Receivable for investments sold                                             2,012                  975
Other assets                                                              109,036               40,871
                                                                     ------------         ------------
        TOTAL ASSETS                                                   $5,407,515           $5,066,158
                                                                     ============         ============
               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                            $1,873,916           $1,785,875
   Loss and loss adjustment expense reserves                               68,114               59,314
   Securities sold under agreements to repurchase                         159,520              108,900
   Deferred income taxes                                                  204,577              195,704
   Payable for investments purchased                                       39,858               48,811
   Other liabilities                                                       65,500               63,683
                                                                     ------------         ------------
        TOTAL LIABILITIES                                               2,411,485            2,262,287
                                                                     ------------         ------------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                              15,000               15,000
   Additional paid-in capital                                           1,050,034            1,041,876
   Retained earnings                                                    1,842,091            1,651,315
   Cumulative translation adjustment                                       (7,689)              (1,188)
   Unrealized appreciation of investments,
      net of deferred income tax provision
      of $52,149 and $52,175                                               96,594               96,868
                                                                     ------------         ------------
        TOTAL SHAREHOLDER'S EQUITY                                      2,996,030            2,803,871
                                                                     ------------         ------------
        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                     $5,407,515           $5,066,158
                                                                     ============         ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (3)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)

                                                   Three months ended               Six months ended
                                                         June 30                         June 30
                                             ----------------------------    ----------------------------
                                                  1997            1996            1997            1996
                                             ------------    ------------    ------------    ------------
Revenues:
    Gross premiums written                      $165,158        $134,443        $257,744        $255,454
    Ceded premiums                               (22,834)        (11,914)        (28,813)        (26,629)
                                             ------------    ------------    ------------    ------------
        Net premiums written                     142,324         122,529         228,931         228,825
    Increase in deferred premium revenue         (68,608)        (60,021)        (83,344)       (105,553)
                                             ------------    ------------    ------------    ------------
        Premiums earned (net of ceded
            premiums of $10,940, $9,682
            $21,265 and $18,902)                  73,716          62,508         145,587         123,272
    Net investment income                         67,441          61,401         133,918         120,404
    Net realized gains                             2,481           3,895           6,855           6,587
    Other                                            369             354             693           1,323
                                             ------------    ------------    ------------    ------------
        Total revenues                           144,007         128,158         287,053         251,586
                                             ------------    ------------    ------------    ------------
Expenses:
    Losses and loss adjustment                     4,823           4,288           8,258           7,466
    Policy acquisition costs, net                  6,830           5,990          13,575          11,890
    Operating                                     11,670          11,525          23,829          22,074
                                             ------------    ------------    ------------    ------------
        Total expenses                            23,323          21,803          45,662          41,430
                                             ------------    ------------    ------------    ------------
Income before income taxes                       120,684         106,355         241,391         210,156

Provision for income taxes                        25,235          22,786          50,615          45,285
                                             ------------    ------------    ------------    ------------
Net income                                      $ 95,449        $ 83,569        $190,776        $164,871
                                             ============    ============    ============    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (4)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)


                     For the six months ended June 30, 1997

                 (Dollars in thousands except per share amounts)

                                      Common Stock         Additional                 Cumulative     Unrealized
                                  ---------------------     Paid-in       Retained    Translation   Appreciation
                                   Shares       Amount      Capital       Earnings    Adjustment   of Investments
                                  --------     --------  ------------  ------------  ------------  --------------
Balance, January 1, 1997           100,000      $15,000    $1,041,876    $1,651,315       ($1,188)        $96,868

Net income                             ---          ---           ---       190,776           ---             ---

Change in foreign
    currency translation               ---          ---           ---           ---        (6,501)            ---

Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of $26                ---          ---           ---           ---           ---            (274)

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                     ---          ---         8,158           ---           ---             ---
                               -----------  -----------  ------------  ------------  ------------  --------------
Balance, June 30, 1997             100,000      $15,000    $1,050,034    $1,842,091       ($7,689)        $96,594
                               ===========  ===========  ============  ============  ============  ==============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (5)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                           Six months ended
                                                                               June 30
                                                                     ----------------------------
                                                                         1997             1996
                                                                     ------------    ------------
Cash flows from operating activities:
     Net income                                                          $190,776        $164,871
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                              (4,890)         (4,247)
        Increase in deferred acquisition costs                             (4,000)         (3,188)
        Increase in prepaid reinsurance premiums                           (7,548)         (7,727)
        Increase in deferred premium revenue                               90,892         113,280
        Increase in loss and loss adjustment expense reserves               8,800           7,932
        Depreciation                                                        1,821           1,442
        Amortization of goodwill                                            2,445           2,448
        Amortization of bond discount, net                                 (4,289)         (2,870)
        Net realized gains on sale of investments                          (6,855)         (6,587)
        Deferred income taxes                                               9,053           6,886
        Other, net                                                        (67,656)         27,690
                                                                     ------------    ------------
        Total adjustments to net income                                    17,773         135,059
                                                                     ------------    ------------
        Net cash provided by operating activities                         208,549         299,930
                                                                     ------------    ------------
Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                             (889,051)       (698,356)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                                   613,369         334,470
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                         69,313          75,960
     Sale (purchase) of short-term investments, net                        14,992          (6,763)
     Sale of other investments, net                                           523             402
     Capital expenditures, net of disposals                                (5,718)         (3,129)
                                                                     ------------    ------------
        Net cash used by investing activities                            (196,572)       (297,416)
                                                                     ------------    ------------
Net increase in cash and cash equivalents                                  11,977           2,514
Cash and cash equivalents - beginning of period                             3,288           2,135
                                                                     ------------    ------------
Cash and cash equivalents - end of period                                $ 15,265        $  4,649
                                                                     ============    ============
Supplemental cash flow disclosures:
     Income taxes paid                                                   $ 39,500        $ 32,978

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       (6)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1.  Basis of Presentation
-------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997. The December 31, 1996 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

2.  Dividends Declared
----------------------
No dividends were declared by the Company during the six months ended June 30, 1997.


                                      (7)